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                                                             Page 31 of 45 Pages

                                                                       Exhibit 3

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                        AXA ASSURANCES I.A.R.D. MUTUELLE


         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 26, rue Drouot, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA; Chairman
                                and CEO, Finaxa

*  Henri de Castries            Chairman; Chairman of the Management Board and
   AXA                          CEO, AXA; Vice Chairman of the Board of
   25, avenue Matignon          Directors, Finaxa; Chairman of the Board,
   75008 PARIS		  AXA Financial, Inc.

*  Jean-Pierre Chaffin
   Representing ASSSE
   Federation de la
   Metallurgie CFE-CGC
   5, rue de La Bruyere
   75009 PARIS

*  Francis Cordier              Retired

*  Jacques Gobert
   21 rue Gustawe Nadaud
   13012 Marseille

   Jean-Laurent Granier         Vice-Chief Executive Officer; Vice-CEO,
   Tour AXA                     Mutuelles AXA
   1, place des Saisons
   92400 Courbevoie France

*  Henri Lachmann               Vice Chairman; Chairman and Chief Executive
   SCHNEIDER Electric           Officer, Schneider Electric (electric equipment)
   43-45 Bld Franklin Roossevelt
   BP236
   92504 Ruveil-Malmaison France

   Frederic Lucet               Senior Adviser, JP Morgan Chase
   Actionsphere
   9 Boulevard de la Madeleine
   75001 Paris

*  Octave Manset                  Communications Manager, BMW France (auto
   BMW France                     manufacturer)
   75 rue de la Tour
   75016 Paris

*  Alain de Marcellus	  Manager of Group Financial Services CGEY Group,
   10 rue Chomel 	  Cap Gemini Services
   75007, Paris

   Corinne Vitrac               Secretary; Secretary, Mutuelles AXA

   Jacques de Peretti           Vice-Chief Executive Officer; Vice-CEO,
   52 rue Saint Lazare          Mutuelles AXA
   75009 Paris

   Francois Pierson             Chief Executive Officer; CEO of AXA France
   Tour AXA                     Assurance
   1, place des Saisons
   92400 Courbevoie France

*  Olivier Riche	  CEO of Cofitem-Cofimur
   47 rue de Verneuil
   75007, Paris

*  Francis Vaudour              CEO of Segafredo Zanetti S.A.,
		  14 Boulevard Industriel
		  76300 Sotteville les Rouen, France

*  Pierre de Waziers            General Manager, Societe Gramont (business
   Societe Gramont              consulting)
   8 rue Sainte Lucie
   75015 Paris, FRANCE


----------
*    Member, Conseil d'Administration

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